Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements on Form S-3, S-4, and S-8 outlined below of our reports dated February 25, 2025, with respect to the consolidated financial statements of Wells Fargo & Company and subsidiaries and the effectiveness of internal control over financial reporting.

File Number	Form	Description
333-269514	S-3	Universal Shelf 2023
333-270532 333-270532-01	S-3	Debt Shelf 2023
333-277455	S-3	Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-154879	S-4/S-8	Wachovia Corporation
333-265104	S-8	2022 Long-Term Incentive Plan
333-232389	S-8	Long-Term Incentive Compensation Plan
333-192903	S-8	Long-Term Incentive Compensation Plan
333-168819	S-8	Long-Term Incentive Compensation Plan
333-211639	S-8	401(k) Plan
333-200400	S-8	Supplemental 401(k) Plan
333-180997	S-8	Directors Stock Compensation and Deferral Plan
333-176266	S-8	Special Deferral Plan for Select Employees and Special Award Plan
333-275685	S-8	Deferred Compensation Plan
333-232390	S-8	Deferred Compensation Plan
333-207636	S-8	Deferred Compensation Plan
333-142941	S-8	Deferred Compensation Plan
333-260403	S-8	Wells Fargo Stock Purchase Plan
333-211638	S-8	Wells Fargo Stock Purchase Plan
333-161529	S-8	Wachovia Deferred Compensation Obligations

Charlotte, North Carolina
February 25, 2025